May 1, 1998



Investors Bank & Trust Company
24 Federal Street
Boston, Massachusetts  02110


RE:      JOHN HANCOCK DECLARATION Trust
          - John Hancock V.A. Regional Bank Fund

Ladies and Gentlemen:

         John Hancock Declaration Trust (the "Trust"), a Massachusetts business trust on behalf of John Hancock V.A. Regional Bank Fund (the "Fund") hereby notifies Investors Bank & Trust Company (the "Bank") that it desires to place and maintain the Fund's securities and cash in the custody of the Bank pursuant to the Master Custodian Agreement between John Hancock Mutual Funds and the Bank dated December 15, 1992, effective May 1, 1998.

         If the Bank agrees to provide such services, please sign below and return a signed copy of this letter to the undersigned.


INVESTORS BANK & TRUST COMPANY              JOHN HANCOCK DECLARATION TRUST
                                            On behalf of
                                            John Hancock V.A. Regional Bank Fund

   By:    /s/ Robert D. Mancuso              By:     /s/Anne C. Hodsdon
   ---    ---------------------              ---     ------------------
   Name:  Robert D. Mancuso                  Name:   Anne C. Hodsdon
   Title: Senior Vice President              Title:  President


Attest:                                      Attest: /s/ Theresa Apruzzese
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